8-K/A
                                 FORM 8-K/A


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 18, 1996


                            CRAIN INDUSTRIES, INC.
------------------------------------------------------------------------------
              (Exact name of Registrant as specified in Charter)


     DELAWARE                      33-96808               43-1714086
-----------------------------------------------------------------------------
     (State or other     (Commission File Number)     (I.R.S. Employer
     jurisdiction of                                   Identification
     Incorporation)                                       Number)


     101 SOUTH HANLEY ROAD, SUITE 1400
     ST. LOUIS, MISSOURI                                    63105
-----------------------------------------------------------------------------
     (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:  (314) 719-0100

Item 7.  Financial Statements and Exhibits


         (a)  Financial Statements of Business Acquired

              (i)    Report of Independent Accountants

              (ii) The Comfort Clinic Division of Sunrise Medical Inc.'s Statements of Assets to be Acquired and Liabilities to be Assumed as of June 28, 1996 and June 30, 1995, and the Statements of Operating Revenues and Expenses for the years ended June 28, 1996, June 30, 1995 and July 1, 1994 and the accompanying Notes to the Financial Statements.

              (iii) The Comfort Clinic Division of Sunrise Medical Inc.'s Unaudited Statements of Assets to be Acquired and Liabilities to be Assumed as of October 18, 1996 and the accompanying Notes to the Statements of Assets to be Acquired and Liabilities to be Assumed.

         (b)  Pro Forma Financial Information

              (i) Crain Industries, Inc. Pro Forma Combined Statements of Operations for the year ended December 31, 1995.

              (ii) Crain Industries, Inc. Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996.

              (iii) Crain Industries, Inc. Pro Forma Combined Balance Sheet as of September 30, 1996.

         (c)  Exhibits

              2.1 Asset Purchase Agreement dated as of August 29, 1996, by and among Bio Clinic Corporation, Sunrise Medical Inc., and Crain Industries, Inc.*


* Previously filed as an exhibit to the Form 8-K of Crain Industries, Inc. and incorporated by reference herein.

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Sunrise Medical Inc.:


We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of Comfort Clinic, a division of Sunrise Medical Inc., as of June 28, 1996 and June 30, 1995, and the related statements of operating revenues and expenses for each of the years in the three-year period ended June 28, 1996. These financial statements are the responsibility of the management of Sunrise Medical Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets to be acquired and liabilities to be assumed pursuant to the Asset Purchase Agreement, and are not intended to be a complete presentation of the Comfort Clinic, a division of Sunrise Medical Inc., financial position, results of operations or cash flows.

In our opinion, the statements referred to above present fairly the assets to be acquired and liabilities to be assumed of Comfort Clinic, a division of Sunrise Medical Inc., as of June 28, 1996 and June 30, 1995, and its operating revenues and expenses for each of the years in the three-year period ended June 28, 1996, in conformity with generally accepted accounting principles.



                                                  /s/KPMG Peat Marwick LLP
                                              ---------------------------------

Los Angeles, California
November 7, 1996


                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                     Statements of Assets to be Acquired
                        and Liabilities to be Assumed

                                (In thousands)




                                                           June 28,   June 30,
                                                             1996       1995
                                                           ---------  ---------
Assets

Trade receivables, net of allowance for
  doubtful accounts of $3,572 and $427, respectively.....  $   7,554  $  10,523
Inventories..............................................      1,480      2,575
Property and equipment, net..............................      3,636      2,892
Goodwill.................................................      4,979     10,380
Covenants not to compete, net of accumulated
  amortization of $656 and $475, respectively............        644        825
Other assets.............................................        400        172
                                                           ---------  ---------

  Total assets...........................................  $  18,693  $  27,367
                                                           =========  =========

Liabilities

Trade accounts payable...................................  $   2,668  $   4,188
Accrued compensation.....................................        237         19
Other accrued liabilities................................      1,013        661
Covenants not to compete.................................        775        950
                                                           ---------  ---------

  Total liabilities......................................      4,693      5,818
                                                           ---------  ---------

  Net assets.............................................  $  14,000  $  21,549
                                                           =========  =========

               See accompanying notes to financial statements.


                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                Statements of Operating Revenues and Expenses

                                (In thousands)


                                                      Year Ended
                                       ----------------------------------------
                                         June 28,      June 30,       July 1,
                                           1996          1995          1994
                                       ------------  ------------  ------------
Net Sales............................. $    45,715   $     66,316  $     44,258
Costs of sales........................      42,672         55,204        32,279
                                       ------------  ------------  ------------
  Gross profit........................       3,043         11,112        11,979
                                       ------------  ------------  ------------
Operating expenses:
  Marketing...........................       2,049          3,168         1,256
  Selling.............................       2,884          2,323           879
  Distribution and customer service...         355            297           100
  General and administrative..........       6,361          4,413         3,214
  Impairment of goodwill..............       5,020             --            --
                                       ------------  ------------  ------------
  Total operating expenses............      16,669         10,201         5,449
                                       ------------  ------------  ------------
Operating income (loss) before taxes.. $   (13,626)  $        911  $      6,530
                                       ============  ============  ============


               See accompanying notes to financial statements.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                        Notes to Financial Statements
          Years ended June 28, 1996, June 30, 1995 and July 1, 1994
                        (Dollar amounts in thousands)


(1)  Basis of Presentation

     Comfort Clinic was established as a separate division of Sunrise Medical Inc. in July 1995. Previously, it operated as a division of Bio Clinic Corporation (Bio Clinic), a wholly owned subsidiary of Sunrise Medical Inc. Comfort Clinic designs, manufactures and markets therapeutic sleep products, principally foam mattress pads and pillows, to consumers. These products are sold through various retail distribution channels, including mass merchants, department stores and specialty stores throughout the United States, Canada and Europe.

     Pursuant to an Asset Purchase Agreement (the Agreement) dated August 29, 1996, between Sunrise Medical Inc. (Sunrise) and Crain Industries, Inc. (Crain), Sunrise agreed to sell to Crain specified assets and related liabilities of Comfort Clinic (the Business) in exchange for $14,000, subject to certain adjustments at closing.

     The accompanying Statements of Assets to be Acquired and Liabilities to be Assumed and Statements of Operating Revenues and Expenses reflect historical cost of the identified assets, liabilities and results of operations of the Business identified in the Agreement.

     The Business' financial statements include all of the direct operating expenses of Comfort Clinic and allocations of certain shared administrative services costs from Bio Clinic Corporation based on a percentage of net sales. Sunrise's management believes that these allocations are based on
     assumptions that are reasonable in the circumstances.   However, these
     allocations are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

(2)  Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Fiscal Year-end

     The Business' fiscal year ends on the Friday closest to June 30, resulting in years of either 52 or 53 weeks. The years ended June 28, 1996, June 30, 1995 and July 1, 1994 each contained 52 weeks.

     Inventories

     Inventories are stated at the lower of average cost or market value. Cost is determined using the first-in, first-out method.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                   Notes to Financial Statements, continued
                        (Dollar amounts in thousands)

     Property and Equipment

     Property and equipment are recorded at cost and depreciated over estimated useful lives by use of the straight-line method. Leasehold improvements are amortized over the shorter of their useful lives or the term of the
     lease.   The estimated useful lives of property and equipment range from three to seven years. Depreciation expense was $1,048, $364 and $201 for the years ended June 28, 1996, June 30, 1995 and July 1,1994, respectively.

     Goodwill

     The excess of Sunrise's purchase price over the fair value of net assets at the date of acquisition (goodwill) is being amortized on a straight-line basis over 30 years. Management of the Business assesses the recoverability of this intangible asset by determining whether the amortization over its remaining life can be recovered through undiscounted future operating cash flows. A provision for impairment of goodwill was recorded in the year ended June 28, 1996 to reflect the anticipated proceeds from the sale of the Business.

     Covenant Not to Compete

     The amount of two noncompete agreements is being amortized over the six and eight-year periods covered by the agreements. Total annual payments of $175 are scheduled through October 1998 and at $125 annually thereafter through October 2000.

     Contract Rebates

     The Business enters into contractual agreements with its customers for rebates on certain products based on the attainment of specified purchase volumes or in connection with cooperative advertising. The cost of these rebates is accrued as earned by the customers.

     Foreign Currency Transactions

     Revenues and expenses denominated in foreign currencies are translated at
     exchange rates prevailing during the year.   Assets and liabilities are
     translated at exchange rates in effect at the end of the period.

     Income Taxes

     The Business is not a separate taxable entity for Federal, state, or local income tax purposes. The Business' operations are included in the consolidated tax returns of Sunrise. No allocation of income tax expense or benefit has been made to the Business.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                   Notes to Financial Statements, continued
                        (Dollar amounts in thousands)


     Fair Value of Financial Instruments

     The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate their fair values, based on the current aging of the receivables and the short maturity of the liabilities. The fair value of the noncompete liability at June 28, 1996 based on current interest rates is $665.

3)   Balance Sheet Items

     Inventories consist of the following at June 28, 1996 and June 30, 1995 (in thousands):

                                                            1996        1995
                                                         ----------  ----------
     Raw material....................................... $   1,038   $   2,046
     Finished goods.....................................     1,180         734
                                                         ----------  ----------
                                                             2,218       2,780
     Less reserves......................................      (738)       (205)
                                                         ----------  ----------
     Total inventories.................................. $   1,480   $   2,575
                                                         ==========  ==========

     The components of property and equipment are as follows at June 28, 1996 and June 30, 1995:

                                                            1996        1995
                                                         ----------  ----------
     Land and buildings................................. $      --   $     706
     Machinery and equipment............................     4,874       3,466
     Furniture and fixtures.............................     1,561         673
     Leasehold improvements.............................       326         120
                                                         ----------  ----------
                                                             6,761       4,965
     Less accumulated depreciation and amortization.....    (3,125)     (2,073)
                                                         ----------  ----------
     Property and equipment, net........................ $   3,636   $   2,892
                                                         ==========  ==========



4)   Leases

     The Business leases office and operating facilities under operating leases which expire over the next eight years. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the properties contain renewal provisions. Rent expense was $718 in 1996, $379 in 1995 and $322 in 1994.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                   Notes to Financial Statements, Continued

                        (Dollar amounts in thousands)

     Minimum lease payments under operating leases expiring subsequent to June 28, 1996 are as follows:

                                                                       Amount
                                                                     ----------
     Year ended:
       1997......................................................... $      828
       1998.........................................................        821
       1999.........................................................        791
       2000.........................................................        759
       2001.........................................................        564
       Thereafter...................................................      3,232
                                                                     ----------
       Total minimum lease payments................................. $    6,995
                                                                     ==========



5)   Concentration of Business and Credit Risk

     The Business' customers are located throughout the United States and in Canada and Europe. Two customers each accounted for 22% of net sales in fiscal 1996. The same two customers accounted for 26% and 17% of net sales, respectively, in 1995 and 43% and 12%, respectively, in 1994.

     A portion of the accounts receivable of the Business are sold to a third party on a recourse basis. The amount of outstanding receivables sold with recourse was $885 at June 28, 1996 and $783 at June 30, 1995. An allowance has been provided for estimated credit losses.

6)   Indirect Operating Expenses (Unaudited)

     The accompanying statements of revenues and expenses do not include management fees allocated by Sunrise, as follows: 1996 - $1,008; 1995 - $647 and 1994 - $578. Cash generated by and cash requirements of the Business flow through the centralized treasury system of Sunrise. Interest expense of $1,413 was allocated to the Business in 1996. Interest charges allocable to the Business for 1995 and 1994 cannot be determined.

7)   Profit Sharing/Savings Plan

     The employees of the Business are included in a 401(k) profit sharing/ savings plan of Sunrise Medical Inc. Employees may make contributions to the plan, which are matched by the division in an amount determined by the parent company's Board of Directors. The parent company may also make discretionary contributions to each employee's account equal to a percentage of salary for the fiscal year, based upon attainment of certain earnings targets for the Business.


                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.
                     Statements of Assets to be Acquired
                        and Liabilities to be Assumed
                            As of October 18, 1996
                                 (Unaudited)
                                (In thousands)




                                                                   October 18,
                                                                       1996
                                                                  -------------
ASSETS

Cash............................................................  $     (1,713)
Trade receivables, net of allowance for
 doubtful accounts of $3,573....................................         9,558
Inventories, net................................................         1,405
Property and equipment, net.....................................         3,656
Other assets....................................................           148
                                                                  -------------
    Total assets................................................  $     13,054
                                                                  =============

LIABILITIES

Trade accounts payable..........................................  $      3,940
Accrued compensation............................................           191
Other accrued liabilities.......................................           582
                                                                  -------------
    Total liabilities...........................................         4,713
                                                                  -------------
    Net assets..................................................  $      8,341
                                                                  =============

               See accompanying notes to financial statements.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

               Notes to Statement of Assets to be Acquired and
                          Liabilities to be Assumed

                            as of October 18, 1996
                                 (Unaudited)
                                (in thousands)


(1)  Basis of Presentation

     Comfort Clinic was established as a separate division of Sunrise Medical Inc. in July 1995. Previously, it operated as a division of Bio Clinic Corporation (Bio Clinic), a wholly owned subsidiary of Sunrise Medical Inc. Comfort Clinic designs, manufactures and markets therapeutic sleep products, principally foam mattress pads and pillows, to consumers. These products are sold through various retail distribution channels, including mass merchants, department stores and specialty stores throughout the United States, Canada and Europe.

     Pursuant to an Asset Purchase Agreement (the Agreement) dated August 29, 1996, between Sunrise Medical Inc. (Sunrise) and Crain Industries, Inc. (Crain), Sunrise agreed to sell to Crain specified assets and related liabilities of Comfort Clinic (the Business) in exchange for $14,000, subject to certain adjustments at closing. Crain acquired the business on October 18, 1996.

     The accompanying Statements of Assets to be Acquired and Liabilities to be Assumed reflect historical cost of the identified assets. The Statement of Assets to be Acquired and Liabilities to be Assumed data presented is as of October 18, 1996, which approximates the balance sheet data as of September 30, 1996.


(2)  Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Fiscal Year-end

     The Business' fiscal year ends on the Friday closest to June 30, resulting in years of either 52 or 53 weeks. The years ended June 28, 1996, June 30, 1995 and July 1, 1994 each contained 52 weeks.

     Inventories

     Inventories are stated at the lower of average cost or market value. Cost is determined using the first-in, first-out method.

                         THE COMFORT CLINIC DIVISION
                           OF SUNRISE MEDICAL INC.

                 Notes to Statement of Assets to be Acquired
                  and Liabilities to be Assumed, Continuted


     Income Taxes

     The Business is not a separate taxable entity for Federal, state, or local income tax purposes. The Business' operations are included in the consolidated tax returns of Sunrise. No allocation of income tax expense or benefit has been made to the Business.

3)   Balance Sheet Items

     Inventories consist of the following at October 18, 1996:

     Raw material................................................... $   1,062
     Finished goods.................................................     1,055
                                                                     ----------
                                                                         2,117
     Less reserves..................................................      (712)
                                                                     ----------
        Total inventories........................................... $   1,405
                                                                     ==========


                             PRO FORMA STATEMENTS

The unaudited Pro Forma Combined Statement of Operations of Crain Industries, Inc. for the year ended December 31, 1995 has been prepared to give effect to
(i) the August 31, 1995 acquisition of Crain Industries, Inc., a Delaware corporation ("Crain") (the "Company") from Crain Industries, Inc., an Arkansas corporation (the "Predecessor") (the "Crain Acquisition") and the borrowings incurred in connection therewith, (ii) the October 18, 1996 acquisition by Crain of certain assets and liabilities of the Comfort Clinic Division ("Comfort Clinic") of Sunrise Medical Inc., ("Sunrise") a Delaware corporation (the "Comfort Acquisition") and the borrowings incurred in connection therewith, as though the transactions occurred as of January 1, 1995. The Crain Acquisition was financed by (i) the sale of $100.0 million of senior subordinated notes due 2005 (the "Senior Notes"), (ii) the proceeds from a $10.0 million promissory note payable to the Predecessor due 2006 (the "Predecessor Note"), (iii) borrowings of $5.5 million under the Revolving Credit Agreement (the "Revolving Facility") between the Company, the several financial institutions from time to time party thereto (the "Revolving Credit Agreement"), as agent ("Agent"), and (iv) $25.0 million in capital contributions from Crain Holdings Corporation ("Holdings"). The Comfort Acquisition was financed by (i) borrowings of $9.5 million under the Revolving Facility and (ii) $5.1 million of capital contributions from Holdings.

The unaudited Pro Forma Combined Statements of Operations of Crain Industries, Inc. for the nine months ended September 30, 1996 has been prepared to give effect to the Comfort Acquisition as though the transaction occurred as of January 1, 1996. The unaudited Pro Forma Combined Balance Sheet as of September 30, 1996 has been prepared to give effect to the Comfort Acquisition as though the transaction occurred as of September 30, 1996. The Pro Forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

The Crain Acquisition and the Comfort Acquisition were accounted for using the purchase method of accounting. Allocations of the purchase price for the Comfort Acquisition have been determined based upon preliminary independent appraisals and other estimates of fair value and are subject to change. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the pro forma financial information. The Pro Forma Statements should be read in conjunction with the historical financial statements of Comfort Clinic presented elsewhere in this Form 8-K/A-1.

The Pro Forma Statements do not purport to be indicative of the results which would have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                                     CRAIN INDUSTRIES, INC.
                           PRO FORMA COMBINED STATEMENT OF OPERATIONS
                              For the year ended December 31, 1995
                                          (Unaudited)
                                         (In thousands)


                         Historical         Pro Forma Adjustments
                    --------------------  --------------------------
                                Comfort                   Comfort    Pro Forma
                     Crain(1)   Clinic(2)    Crain         Clinic     Combined
                    ---------  ---------  ------------  ------------  ---------
Net sales.......... $268,987   $ 53,499   $     --       (27,411)(10) $295,075

Operating expenses:
 Cost of goods
  sold.............  218,838     46,234      1,333 (3)   (27,411)(10)   238,994
 Selling,
  general and
  administrative...   32,810     12,113     (2,159)(4)    (1,611)(11)    41,153
 Depreciation and
  amortization.....    5,968      1,261      2,042 (5)       (83)(12)     9,188
                    ---------  ---------  ---------     ---------     ---------
Operating income
 (loss)............   11,371     (6,109)    (1,216)        1,694         5,740
Other expense
 (income):
 Interest..........    7,511        707      7,945 (6)        --  (6)   16,163
 Amortization of
  deferred
  financing costs..      597         --      1,113 (7)       198 (13)    1,908
 Other.............   (2,862)        --       (410)(8)        --        (3,272)
                    ---------  ---------   --------     ---------     ---------
Net income (loss)..    6,125     (6,816)    (9,864)        1,496        (9,059)
Income tax
 provision
 (benefit).........       91         --     (1,512)(9)    (2,022)(14)   (3,443)
                    ---------  ---------  ---------     ---------     ---------
Net income (loss).. $  6,034   $ (6,816)  $ (8,352)     $  3,518      $ (5,616)
                    =========  =========  =========     =========     =========

                            CRAIN INDUSTRIES, INC.
             NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1995
                                (In thousands)

(1) During 1995, the Company converted its year end to December 31 from the Predecessor's year end of the last Friday in August. As a result, the following unaudited historical operating data of the Predecessor and Crain is used to arrive at the historical twelve months ended December 31, 1995.

                                                                       Crain
                                                                      Combined
                                    The Predecessor        Crain     Historical
                                 ----------------------  ----------  ----------
                                               Less:
                                               Four         Plus:
                                   Twelve     months        Four       Twelve
                                   months     ended        months      months
                                   ended     December      ended       ended
                                   August    31, 1994     December    December
                                  25, 1995      (a)       31, 1995    31, 1995
                                 ----------  ----------  ----------  ----------
                                 (Audited)  (Unaudited)
Net sales....................... $ 258,895   $  86,371   $  96,463   $ 268,987
Operating expenses:
  Cost of goods sold............   209,350      68,397      77,885     218,838
  Selling, general and
    administrative..............    33,785      11,413      10,438      32,810
  Depreciation and amortization.     5,283       1,754       2,439       5,968
                                 ----------  ----------  ----------  ----------
Operating income................    10,477       4,807       5,701      11,371
Other expense (income):
  Interest......................     3,431       1,076       5,156       7,511
  Amortization of
    deferred financing costs....        --          --         597         597
  Other.........................    (2,510)        455         103      (2,862)
                                 ----------  ----------  ----------  ----------
Net income (loss)...............     9,556       3,276        (155)      6,125
Income tax provision............        --          --          91          91
                                 ----------  ----------  ----------  ----------
Net income (loss) (b)........... $   9,556   $   3,276   $    (246)  $   6,034
                                 ==========  ==========  ==========  ==========

(a) The financial data for the Predecessor's four months ended December 31, 1994 include adjustments which relate to year end adjustments made for the year ended August 25, 1995.

(b) The Predecessor elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, accordingly, taxable income of the Predecessor was allocated to the sole shareholder of the Predecessor who was responsible for the payment of taxes thereon.

                            CRAIN INDUSTRIES, INC.
        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS, continued
                     For the year ended December 31, 1995
                                (In thousands)


(2) Comfort Clinic's fiscal year end was the Friday closest to June 30, while the Company's fiscal year end is December 31. In order to present comparable data, the following unaudited operating data of Comfort Clinic is used to arrive at the historical twelve months ended December 31, 1995.



                                                   Comfort Clinic
                                       ----------------------------------------
                                                                      Combined
                                                                     Historical
                                                                       Twelve
                                       Six months     Six months       months
                                         ended          ended          ended
                                        June 30,       December       December
                                          1995         31, 1995       31, 1995
                                       ----------     ----------     ----------
Net sales............................. $  28,831      $  24,668      $  53,499
Operating expenses:
  Cost of goods sold..................    23,761         22,473         46,234
  Selling, general and
    administrative....................     4,913          7,200         12,113
  Depreciation and amortization.......       484            777          1,261
                                       ----------     ----------     ----------
Operating loss........................      (327)        (5,782)        (6,109)
Other expense:
  Interest............................        -- (a)        707            707
                                       ----------     ----------     ----------
Net loss (b).......................... $    (327)     $  (6,489)     $  (6,816)
                                       ==========     ==========     ==========


(a) Interest expense of $707 was allocated to Comfort Clinic for the six months ended December 31, 1995. Interest charges allocable to Comfort Clinic for the six months ended June 30, 1995 cannot be determined.

(b) Comfort Clinic is not a separate taxable entity for Federal, state, or local income tax purposes. The operations are included in the consolidated tax returns of Sunrise. No allocation of income tax expense or benefit has been made to Comfort Clinic.

                            CRAIN INDUSTRIES, INC.
        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS, continued
                     For the year ended December 31, 1995
                                (In thousands)

(3) Reflects additional lease expense incurred as a result of leasing certain real properties which were not purchased by the Company from the Predecessor, but will be leased by the Company and accounted for as an operating lease.

(4)  Reflects the elimination of certain administrative costs.

(5)  Reflects the following:

     (a) Additional depreciation expense reflecting the step-up in basis of property, plant and equipment related to the Crain Acquisition in the amount of $1,904.
     (b) Additional amortization expense reflecting the increase in amortization of goodwill as if the Crain Acquisition had been consummated as of the beginning of the period in the amount of $466.
     (c) Elimination of depreciation expense reflecting the decrease in depreciation associated with certain real property not included in the Crain Acquisition in the amount of $328.

(6) Reflects the interest expense on the certain debt instruments entered into in connection with the financing as if the Crain Acquisition and the Comfort Acquisition had been consummated as of the beginning of the period as follows:

     Revolving Facility at 8.75% (a) (b)............................ $   1,313
     Senior Subordinated Notes due 2005 at 13.50%...................    13,500
     Predecessor Note due 2006 at 13.50%............................     1,350
     Elimination of historical interest expense.....................    (8,218)
                                                                     ----------
        Net adjustment.............................................. $   7,945
                                                                     ==========


     (a) A one-half of one percent change in interest rates would impact interest expense for borrowings under the Revolving Facility in the amount of approximately $75 per annum.
     (b) The interest rates per annum applicable to the loans under the Revolving Facility will be either the Eurodollar Rate plus up to 2.5% or the Alternate Base Rate plus up to 1.5%. The Alternate Base Rate is, for any day, the higher of the Prime Rate in effect on such day, and the Federal Funds Effective Rate in effect on such day plus 0.5%. The Company has estimated the rate to be 8.75%.

(7) Reflects the amortization of deferred financing costs associated with the financing of the Crain Acquisition as if it had been consummated as of the beginning of the period. These costs are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

(8)  Reflects the reclassification of historical franchise tax expenses.

(9) Reflects the effect of the pro forma adjustments described above and the estimated pro forma tax provision of Crain as a C corporation.

                            CRAIN INDUSTRIES, INC.
            PRO FORMA COMBINED STATEMENT OF OPERATIONS, continued
                     For the year ended December 31, 1995
                                (In thousands)

(10) Reflects the elimination of inter-company sales and cost of sales pertaining to purchases of mattress pads and pillows, as well as foam bun purchases by Comfort Clinic from Crain in the amount of $27,411.

(11) Reflects the elimination of certain administrative costs.

(12) Reflects the following:

     (a) Elimination of amortization expense reflecting the decrease in amortization of goodwill as if the Comfort Acquisition had been consummated as of the beginning of the period in the amount of $130.

     (b) Additional depreciation expense reflecting the step-up in basis of property, plant and equipment in the amount of $47.

(13) Reflects the amortization of deferred financing costs associated with the financing of the Comfort Acquisition as if it had been consummated as of the beginning of the period. These costs are amortized over the term of the related debt using the straight line method, which approximates the effective interest method.

(14) Reflects the effect of the pro forma adjustments described above and the estimated pro forma tax provision of Comfort Clinic as a C corporation.




                            CRAIN INDUSTRIES INC.
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 For the Nine Months ended September 30, 1996
                                  (Unaudited)
                                (In thousands)


                                                          Pro
                                            Comfort      Forma
                                            Clinic       Adjust-
                                Crain         (1)         ments       Combined
                              ---------    ---------    ---------     ---------
Net sales.................... $226,191     $ 32,938     $(10,872)(2)  $248,257
Operating expenses:
  Cost of goods sold.........  180,111       30,376      (10,872)(2)   199,615
  Selling, general and
    administrative...........   25,206        4,704       (1,215)(3)    28,695
  Depreciation and
    amortization.............    6,567        5,677       (4,888)(4)     7,356
                              ---------    ---------    ---------     ---------
Operating income (loss)......   14,307       (7,819)       6,103        12,591
Other expense (income):
  Interest...................   10,851          913          (84)(5)    11,680
  Amortization of deferred
    financing costs..........    1,268           --           94 (6)     1,362
  Other......................      (24)          --           --           (24)
                              ---------    ---------    ---------     ---------
Net income (loss)............    2,212       (8,732)       6,093          (427)
Income tax provision
  (benefit)..................      938           --       (1,003)(7)       (65)
                              ---------    ---------    ---------     ---------
Net income (loss)............ $  1,274     $ (8,732)    $  7,096      $   (362)
                              =========    =========    =========     =========

                            CRAIN INDUSTRIES, INC.
             NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (In thousands)



(1) Comfort Clinic's fiscal year end was the Friday closest to June 30, the following unaudited operating data of Comfort Clinic is used to arrive at the historical nine-months ended September 30, 1996.

                                                                    Combined
                                            Comfort Clinic         Historical
                                       ----------------------------------------
                                        Six-months  Three-months   Nine-months
                                           ended        ended         ended
                                          6/30/96    9/30/96  (a)    9/30/96
                                       ------------  ------------  ------------
Net sales............................. $    21,047   $    11,891   $    32,938
Operating expenses:
  Cost of goods sold..................      20,199        10,177        30,376
  Selling, general and
    administrative....................       3,021         1,683         4,704
  Depreciation and amortization.......       5,671             6         5,677
                                       ------------  ------------  ------------
Operating income......................      (7,844)           25        (7,819)
Other expense:
  Interest............................         913            --           913
                                       ------------  ------------  ------------
Net Income (loss) (b)................. $    (8,757)  $        25   $    (8,732)
                                       ============  ============  ============


     (a) The three months ended September 30, 1996 are derived from the statements for the period from June 29, 1996 through October 18, 1996.

     (b) Comfort Clinic is not a separate taxable entity for Federal, state, or local income tax purposes. The operations are included in the consolidated tax returns of Sunrise. No allocation of income tax expense or benefit has been made to Comfort Clinic.

(2) Reflects the elimination of inter-company sales and cost of sales pertaining to purchases of mattress pads and pillows, as well as foam bun purchases by Comfort Clinic in the amount of $10,872.

(3)  Reflects the elimination of certain administrative costs.

(4)  Reflects the following:

     (a) Reduction of Comfort Clinic's amortization expense for the goodwill as if the acquisition had been consummated as of the beginning of the period in the amount of $4,737.

     (b) Elimination of Comfort Clinic's depreciation expense reflecting a decrease in historical depreciation expense compared to the step-up in basis associated with the Comfort Acquisition during the period in the amount of $151.

                            CRAIN INDUSTRIES, INC.
             NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (In thousands)

(5) Reflects a decrease in interest expense based on the new debt at the rate of 8.75% (a) (b) as if the Comfort Acquisition had been consummated as of the beginning of the period.

     (a) A one-half of one percent change in interest rates would impact interest expense for borrowing under the Revolving facility in the amount of approximately $48 per annum.

     (b) The interest rates per annum applicable to the loans under the Revolving Facility will be either the Eurodollar Rate plus up to 2.5% or the Alternate Base Rate plus up to 1.5%. The Alternate Base Rate is, for any day, the higher of the Prime Rate in effect on such day, and the Federal Funds Effective Rate in effect on such day plus 0.5%. The Company has estimated the rate to be 8.75%.

(6) Reflects the amortization of deferred financing costs associated with the financing of the Comfort Acquisition as if it had been consummated as of the beginning of the period. These costs are amortized over the term of the related debt using the straight line method, which approximates the effective interest method.

(7) Reflects the effect of the pro forma adjustments described above and the estimated pro forma tax provision of Comfort Clinic as a C corporation.


                            CRAIN INDUSTRIES, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                (In thousands)
                                 (Unaudited)

                                              Comfort
                                              Clinic                   Pro Forma
                                    Crain       (1)     Adjustments    Combined
                                  ---------  ---------  ------------   ---------
ASSETS

Current assets:
  Cash and cash equivalents...... $  1,822   $ (1,713)  $     --      $    109
  Accounts receivable, net.......   42,167      9,558     (3,155)(2)    48,570
  Inventories....................   29,147      1,405         --        30,552
  Prepaid expenses and other.....    2,420         83         --         2,503
                                  ---------  ---------  ---------     ---------
    Total current assets.........   75,556      9,333     (3,155)       81,734
Property, plant and
  equipment, net.................   45,346      3,656        988 (3)    49,990
Deferred financing costs, net....   10,778         --        501 (4)    11,279
Intangibles, net.................   50,097         --      6,475 (5)    56,572
Other assets.....................    1,048         65         --         1,113
                                  ---------  ---------  ---------     ---------
  Total assets................... $182,825   $ 13,054   $  4,809      $200,688
                                  =========  =========  =========     =========

LIABILITIES AND
  STOCKHOLDER'S EQUITY

Current liabilities:
  Current maturities of
    long-term obligations........ $    123   $     --   $     --      $    123
  Accounts payable...............   24,670      3,940     (3,155)(6)    25,455
  Accrued and other liabilities..    9,455        512      1,262 (7)    11,229
  Accrued interest...............    1,751         --         --         1,751
  Accrued payroll and personnel..    5,211        191         --         5,402
  Income taxes payable...........    1,029         70         --         1,099
                                  ---------  ---------  ---------     ---------
    Total current liabilities.... $ 42,239      4,713     (1,893)       45,059
Long-term obligations, less......
  current maturities.............  110,177         --      9,500 (8)   119,677
Other long-term liabilities......    4,953         --        475 (9)     5,428
Stockholder's equity.............   24,428      8,341     (3,273)(10)   29,496
Retained Earnings................    1,028         --         --         1,028
                                  ---------  ---------  ---------     ---------
  Total stockholder's equity.....   25,456      8,341     (3,273)       30,524
                                  ---------  ---------  ---------     ---------
  Total liabilities and
    stockholder's equity......... $182,825   $ 13,054   $  4,809      $200,688
                                  =========  =========  =========     =========

                            CRAIN INDUSTRIES, INC.
                  NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                (In thousands)


(1) The balance sheet data presented is as of October 18, 1996, which approximates the balance sheet data as of September 30, 1996.

(2)  Reflects the following:

     (a) Elimination of Crain's accounts receivable from Comfort Clinic in the amount of $2,610.

     (b) Elimination of Comfort Clinic's accounts receivable from Crain associated with the purchases of packaging supplies used for Comfort Clinic's products in the amount of $545.

(3) Reflects the write-up of property, plant and equipment acquired in the Acquisition to estimated fair market value.

(4) Reflects the capitalization of deferred financing fees associated with the Acquisition.

(5) Reflects the excess purchase price of the Acquisition over the estimated fair value of the net assets acquired in the Acquisition.

(6)  Reflects the following:

     (a) Elimination of Comfort Clinic's accounts payable to Crain in the amount of $2,610.

     (b) Elimination of Crain's accounts payable to Comfort Clinic associated with the purchases of packaging supplies used for Comfort Clinic's products in the amount of $545.

(7) Reflects the current accrued liabilities incurred in connection with the acquisition and related financing.

(8) Reflects the borrowing under the Revolving Facility used to finance a portion of the Acquisition.

(9) Reflects the adjustments to record other long-term liabilities incurred in connection with the Comfort Acquisition.

(10) Reflects the following:

     (a) Elimination of Comfort Clinic's inter-company account to Sunrise Medical, Inc. in the amount of $8,341.

     (b) Contribution of equity by Holdings used to finance a portion of the Acquisition in the amount of $5,068.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 19334, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CRAIN INDUSTRIES, INC.


Date:  December 31, 1996               By:         /s/ James G. Powers
                                             ---------------------------------
                                             James G. Powers
                                             Vice President and
                                             Chief Financial Officer